Cassidy & Associates

Attorneys at Law

215 Apolena Avenue

Newport Beach, California 92662

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Email: CassidyLaw@aol.com

Telephone: 202/387-5400	Fax: 949/673-4525

September 25, 2013

Board of Directors

First Rate Staffing Corporation

2775 West Thomas Road

Suite 107

Phoenix, Arizona 85018

Re:	First Rate Staffing Corporation
Registration Statement Number: 333-184910

Gentlemen:

We act as counsel for First Rate Staffing Corporation, a Delaware corporation (the “Company’), in connection with the preparation and filing by the Company of registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the offer and sale of up to 1,600,000 shares of its common stock, par value $0.0001 per share, offered at $2.00 per share by the holders thereof (the "Shares").

We have examined the Certificate of Incorporation and the By-Laws of the Company, the relevant provisions of the Delaware General Corporation Law, the relevant records of the State of Delaware and have made inquiries of the principals of the Company. As to various questions of fact material to such opinion, where relevant facts were not independently established, we have relied upon statements of officers of the Company or representations contained in the Registration Statement. We have assumed, without independent investigation or review, the accuracy and completeness of the facts and representations and warranties contained in the documents referenced above or otherwise made known to us.

Based upon and relying solely upon the foregoing, we advise you that in our opinion, the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is issued to you solely for use in connection with the Registration Statement.

This opinion letter is limited to the application of the laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the laws of any other jurisdictions. Our opinions and statements expressed herein are limited to those matters expressly set forth herein, and no opinion may be implied or inferred beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the legal reference to this firm under the caption Legal Matters.

Sincerely,

/s/ Cassidy & Associates

Cassidy & Associates